        EXHIBIT 10.19

FOLLOWING RECORDATION, RETURN TO:

Lynda Zimmerman, Esq.
Winstead Sechrest & Minick P.C.
1201 Elm Street, Suite 5400
Dallas, Texas 75270

Modification Agreement

THIS MODIFICATION AGREEMENT is executed effective as of, although not necessarily on, the 31 day of January, 2003, by LANTANA OFFICE PROPERTIES I, L.P., a Texas limited partnership, formerly known as 7500 Rialto Boulevard, L.P., and COMERICA BANK - TEXAS, a state banking association, as follows:

The following terms shall have the defined meaning ascribed to such terms, as set forth below:

"AGREEMENT" means this Modification Agreement.

"ASSIGNMENT" means that certain Assignment of Rents and Leases dated June 11, 2001, executed by Borrower, as Assignor, for the benefit of Bank, as Assignee.

"BANK" means COMERICA BANK - TEXAS, a state banking association, as well as any subsequent holder or holders of the Note (as defined below).

"BORROWER" means (and, if more than one, shall refer jointly and severally to) the person(s) named below together with each such person's successors and assigns: LANTANA OFFICE PROPERTIES I, L.P., a Texas limited partnership, formerly known as 7500 Rialto Boulevard, L.P.

"CROSS-DEFAULT AGREEMENT":  The Cross-Default and Cross-Collateralization Agreement dated effective as of June 11, 2001, as modified by Modified Cross-Default and Cross-Collateralization Agreement dated effective as of February 27, 2002, all as recorded in the Official Public Records of Travis, Hays, Bexar, Denton and Harris Counties, by and among Bank, Borrower, 7000 West JV (as defined below) and Guarantor, and Related Parties (as defined below) whereby the Mortgaged Property and the collateral of Guarantor as more fully described therein which secures that certain $30,000,000.00 loan from Bank to Guarantor as originally evidenced by a $20,000,000.00 Promissory Note and a $10,000,000.00 Revolving Credit Note, respectively, each dated December 16, 1999, and thereafter modified by Modification Agreement dated December 27, 2000, and again modified by Second Modification Agreement dated December 18, 2001 (the "$30,000,000.00 Loan"), by and between Stratus Properties Operating Co., L.P., Circle C Land Corp., and Austin 290 Properties, Inc. (collectively, the "Related Parties"), Bank and Guarantor are cross-collateralized and the $30,000,000.00 loan and this loan are cross-defaulted.

"DEED OF TRUST" means that certain Amended and Restated Deed of Trust (as the same may have been heretofore amended) dated June 11, 2001 for the benefit of Bank, recorded on June 15, 2001 in the Official Public Records of Travis County, Texas, under Document No. 2001096821 and all renewals, extensions, amendments and other modifications thereto, which Deed of Trust lien constitutes a lien against the Mortgaged Property described on Exhibit A, which is attached hereto, and all other properties therein defined.

"GUARANTOR" means collectively, STRATUS PROPERTIES, INC., a Delaware corporation, and STRATUS 7000 WEST JOINT VENTURE, a Texas joint venture ("7000 West JV").

"GUARANTY" means collectively that certain Guaranty dated June 11, 2001 executed by Stratus Properties, Inc., and that certain Guaranty dated of even date herewith executed by Stratus 7000 West JV, each with respect to the Guaranteed Obligations as described therein.

"LOAN" means the loan from Bank to Borrower evidenced by the Note and other Loan Documents as modified hereby.

"LOAN AGREEMENT" means that certain Construction Loan Agreement dated June 11, 2001, by and between Borrower and Bank.

"LOAN DOCUMENTS" means the Loan Agreement, Note, the Deed of Trust and all other instruments, documents or other writings now or hereafter evidencing, governing, securing, guaranteeing or otherwise relating to or executed pursuant to or in connection with any of the Indebtedness or any Loan Document (whether executed and delivered prior to, concurrently with or subsequent to the Deed of Trust), as such documents may have been or may hereafter be amended from time to time.

"LOAN EXTENSION":  Collectively, those two (2) twelve (12) month extensions of the Maturity Date of the Loan provided the conditions of Section 9 as to the first loan extension (the "First Loan Extension") and Section 10 as to the second loan extension (the "Second Loan Extension") are satisfied.

"LOAN PARTY" means the Borrower and each other person who or which shall be liable for the payment or performance of all or any portion of the Indebtedness or who or which shall own any property that is subject to (or purported to be subject to) a Lien which secures all or any portion of the Indebtedness.

"LOAN TO VALUE" means the outstanding principal amount due at any time on the Loan plus any unfunded committed amount divided by the appraised value of the Mortgaged Property.

"NOTE" means the promissory note (the terms of which are incorporated herein by reference) dated June 11, 2001, executed by Borrower, and payable to the order of Bank, in the maximum face amount of EIGHTEEN MILLION THREE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($18,350,000.00), and all extensions, renewals, increases and other modifications thereof and all other notes given in substitution therefor.

"PERMITTED EXCEPTIONS" means all matters shown on Schedule B of the Title Policy

"7000 WEST LOAN AGREEMENT, "7000 WEST NOTE", "7000 WEST DEED OF TRUST", and "7000 WEST LOAN DOCUMENTS" means (a) collectively, that certain Construction Loan Agreement dated April 9, 1999, by and between 7000 West JV and Bank, and that certain Construction Loan Agreement dated as of February 24, 2000, by and between 7000 West JV and Bank, (b) collectively, that certain promissory note (the terms of which are incorporated herein by reference) dated April 9, 1999, executed by 7000 West JV, and payable to the order of Bank, in the minimum face amount of SIX MILLION SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($6,600,000.00), and that certain promissory note (the terms of which are incorporated herein by reference) dated February 24, 2000, executed by 7000 West JV, and payable to the order of Bank, in the minimum face amount of SEVEN MILLION SEVEN HUNDRED THOUSAND AND NO/100 DOLLARS ($7,700,000.00), and all extension, renewals, increases, and other modifications thereof and all other notes given in substitution therefor, (c) collectively, that certain Amended and Restated Deed of Trust dated April 9, 1999, executed by 7000 West JV and recorded under Document No. 1999009453 of the Official Public Records of Travis County, Texas, and that certain Amended and Restated Deed of Trust dated February 24, 2000, executed by 7000 West JV and recorded under Document No. 2000048399 of the Official Public Records of Travis County, Texas and all renewals, extensions and other modifications thereto, which 7000 West Deed of Trust constitutes a lien against the property secured therein described on Exhibit B which is attached hereto (the "7000 West Property"), and all other properties therein defined (the "7000 West Improvements"), and (d) as such documents were amended by Modification Agreement dated as of August 16, 1999 and recorded under Document No. 1999093007, Second Modification dated as of February 24, 2002 and recorded under Document No. 2000048402 and Third Modification Agreement dated as of August 23, 2001 and recorded under Document No. 2001163565 of the Official Public Records of Travis County, Texas, and as may hereafter be amended from time to time.

"7000 WEST IMPROVEMENTS" means the two (2) office buildings commonly known as the 7000 West Phase I and Phase II Buildings, together with all other amenities located upon the 7000 West Property.

"7500 RIALTO IMPROVEMENTS" means the office building commonly known as the 7500 Rialto Building, together with the parking garage and all other amenities located upon the Mortgaged Property and more fully described on Exhibit A attached hereto.

”TENANT FINISH OUT" means the improvements remaining to be constructed in connection with any Tenant Lease entered into for space at the Mortgaged Property, the cost of which shall be funded under the Loan.

"TENANT LEASE" means any written lease or leases or rental agreements which have been approved by Bank and by which Borrower, as landlord, grants to a tenant a leasehold interest in a portion of the leasable space within the Mortgaged Property.

"TITLE COMPANY" means Heritage Title Company of Austin, Inc., as agent for Commonwealth Land Title Insurance Company.

"TITLE POLICY" means that certain Mortgagee Policy of Title Insurance No. 535-492616 dated June 15, 2001, in the amount of the Note, insuring the dignity and priority of the lien created and evidenced by the Deed of Trust.

Terms used with initial capitalized letters and not specifically defined in this Agreement shall have the meaning ascribed to them in either the Deed of Trust or the Loan Agreement, as the case may be.

WHEREAS, Borrower has requested Bank to modify and amend and renew and extend the Note, Deed of Trust and other Loan Documents as provided for herein; and Bank has agreed to do so subject to the terms and provisions hereof.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.

Payment of Extension Fee.  Contemporaneously with the execution and delivery of this Agreement, Borrower shall remit to Bank cash funds in the amount of NINETEEN THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($19,500.00), which sum shall be in payment of an extension fee due to Bank as additional consideration for the extension of the maturity date of the Note as set forth herein.

2.

Current Note Balance.  As of the date hereof, Borrower and Bank agree and acknowledge that the maximum amount of the funds to be advanced under the Loan has been reduced to SEVEN MILLION EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($7,800,000.00) and the amount of FIVE MILLION FOUR HUNDRED SIXTY-ONE THOUSAND FIVE HUNDRED EIGHTY-NINE AND NO/100 DOLLARS ($5,461,589.00) is now due and owing on the Indebtedness; provided, however, Bank simultaneously herewith acknowledges receipt of a principal payment from Borrower in the amount of ONE MILLION THREE HUNDRED SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($1,375,000.00), thereby reducing the current outstanding principal balance of the Note to FOUR MILLION EIGHTY-SIX THOUSAND FIVE HUNDRED EIGHTY-NINE AND NO/100 DOLLARS ($4,086,589.00).  There are therefore committed funds remaining under the Loan in the amount of THREE MILLION SEVEN HUNDRED THIRTEEN THOUSAND FOUR HUNDRED ELEVEN AND NO/100 DOLLARS ($3,713,411.00) to be disbursed in accordance with the Loan Documents, as modified hereby.

3.

Extension of Maturity.  The maturity date of the Note is hereby extended until January 31, 2004, when the unpaid principal balance of the Note, together with all accrued but unpaid interest thereon, shall be due and payable (the "Maturity Date"), unless the Maturity Date is accelerated pursuant to Bank's right to do so under the Loan Documents.  The Borrower hereby renews, but does not extinguish, the Note and the liens, security interests and assignments created and evidenced by the Deed of Trust and other Loan Documents, and in this regard all of the Loan Documents are hereby renewed and modified by extending the maturity date thereof as set forth above.  Borrower covenants to observe, comply with and perform each of the terms and provisions of the Loan Documents, as modified hereby.

4.

Interest Rate.  Borrower hereby acknowledges and agrees that, commencing on June 12, 2003, the Applicable Rate set forth in the Note shall never be less than five percent (5.0%).

5.

Payment Provisions.  The payment schedule currently set forth in the Note shall be deleted in its entirety, and the following payment schedule shall be inserted in lieu thereof:

"This Note shall be due and payable as follows:

(a)

Commencing on February 25, 2003, and continuing thereafter on the 25th day of each sucessive month until the Maturity Date or the extended Maturity Date following the Loan Extension, or upon earlier maturity hereof, whether by acceleration or otherwise, a monthly installment of principal each in the amount of FOURTEEN THOUSAND ONE HUNDRED AND NO/100 DOLLARS ($14,100.00), plus all accrued but unpaid interest, shall be due and payable; and

(b)

The entire remaining unpaid principal balance hereof and any and all accrued but unpaid interest thereon shall be due and payable in full on the Maturity Date or upon the earlier maturity hereof, whether by acceleration or otherwise.

The periodic installments of principal set forth above are calculated at an assumed fixed interest rate of five percent (5%) per annum and an assumed amortization term of twenty-five (25) years (the "Amortization Term").  The principal portion of the payment is then calculated by dividing the sum of all scheduled principal payments for the first three years of such Amortization Term by 36.  The foregoing is referred to as the "Principal Payment Calculation"."

6.

Change in Trustee.  The Trustee identified in the Deed of Trust shall be deleted and hereafter the Trustee shall be MELINDA CHAUSSE.

7.

Title Insurance.  Contemporaneously with the execution and delivery hereof, the Borrower shall cause the Title Company to issue with respect to the Title Policy, the standard Texas Form T-38 Endorsement pursuant to Rule P-9b(3) of the Basic Manual of Rules, Rates and Forms for the Writing of Title Insurance in the State of Texas and the standard Texas Form T-33 Endorsement pursuant to Rule P-9b(6) of the Title Manual acceptable to Bank, confirming that the Title Policy has not been reduced or terminated by virtue of the terms and provisions hereof and that there are no exceptions to Bank's title other than the Permitted Exceptions.

8.

Loan to Value Covenant.  Borrower agrees to maintain at all times during the remaining term of the Loan a Loan to Value ratio of less than or equal to seventy-five percent (75%).

9.

Loan Extension.  Section 2.9 of the Loan Agreement shall be deleted in its entirety and the following paragraph inserted in lieu thereof:

"2.9  Loan Extension.  Provided the following conditions precedent shall have been satisfied, then Borrower shall be entitled to extend the maturity of the Note by an additional twelve (12) months.  The conditions precedent to the First Loan Extension are as follows:

(a)

Written notice of such extension shall be given by Borrower no earlier than ninety (90) days and no later than thirty (30) days prior to the expiration of the modified Maturity Date of January 31, 2004 of the Note; and, at such time as the extension becomes effective, Borrower shall pay to Bank, in cash, an extension fee in the amount of one-quarter percent (.25%) of the then outstanding principal balance of the Loan and any unfunded committed amounts of the Loan for the extension;

(b)

At Bank's option Bank shall have received a current tenant estoppel certificate (which certificate shall be reasonably satisfactory to Bank in form and substance) from each tenant who has entered into a Tenant Lease for a portion of the Mortgaged Property.

(c)

No Event of Default, or any event, circumstance or action of which the Borrower is aware (by notice from Bank or otherwise) and with the passage of time or failure to cure would give rise to an Event of Default, has occurred and is then existing;

(d)

No event, claim, liability or circumstance shall have occurred which, in Bank's determination, could be expected to have or have had a Material Adverse Effect and no event, claim, liability or circumstance shall have occurred which, in Bank's determination could be expected to have or have had a material adverse change on the business condition (financial or otherwise) of Borrower, Guarantor, the Mortgaged Property, any tenant in the Mortgaged Property, or any of the properties covered by the Cross-Default Agreement.

(e)

Net Operating Income (as defined in Section 14 below) for the Collective Properties (as defined in Section 14 below) for the third (3rd) or fourth (4th) quarter, as applicable, of 2003 shall be a minimum of TWO HUNDRED SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($275,000.00); and

(f)

At Bank's option, Bank shall have received an updated appraisal of the Mortgaged Property, at Borrower's expense, prepared by an appraiser acceptable to Bank and reflecting a value at least equal to the appraisals approved by Bank for the calendar year 2002.  In the event the Mortgaged Property has declined below the 2002 appraised value, Borrower shall have the option to decrease the Indebtedness evidenced by the Note in order to qualify for the Loan Extension by paying down the Loan whereby the required Loan to Value ratio of no greater than seventy-five percent (75%) shall be maintained.

10.

Second Loan Extension.  Provided Borrower can satisfy each of the conditions set forth in Section 9(a) through (f) above in connection with its request for the First Loan Extension, Borrower shall be entitled to one additional twelve (12) month extension of the Loan referred to herein as the "Second Loan Extension".

11.

Borrower's Deposit.  Section 3.4 of the Loan Agreement is deleted in its entirety and the following provision is inserted in lieu thereof:

"3.4  Borrower's Deposit.  If at any time Bank shall in its sole discretion determine that the undisbursed proceeds of the Loan are insufficient to meet the costs of completing any required line items under the Budget attached hereto as Exhibit "C", Bank may refuse to make any additional Advances to Borrower hereunder until Borrower shall have deposited with Bank sufficient additional funds ("Borrower's Deposit") or shall have set aside dedicated reserved funds under the $30,000,000.00 Loan to cover the deficiency which Bank has determined to exist. Such Borrower's Deposit will be disbursed by Bank to Borrower pursuant to the terms and conditions hereof as if they constituted a portion of the Loan being made hereunder.  Borrower agrees upon fifteen (15) days written demand by Bank to deposit with Bank such Borrower's Deposit.  Bank agrees that the Borrower's Deposit shall be placed in an interest-bearing account for the benefit of Borrower."

12.

Phase I Improvements.  The Completion Date under the Loan Agreement is hereby extended to October 31, 2002.  The Phase I Improvements were substantially complete on or about October 28, 2002.

13.

Budget.  The budget attached hereto as Exhibit "C" hereby replaces and supercedes the Budget attached to the Loan Agreement as Exhibit "B" in all respects and is referred to as the "Budget" hereunder.  Borrower is entitled to draw further Advances on the Loan for items reflected in the Budget in accordance with Section 3.2 of the Loan Agreement (as modified hereby) provided that (i) such further Advances after the date hereof do not exceed the sum of $3,713,411.00 in the aggregate, and (ii) Borrower shall have funded the Borrower's equity requirement set forth in the Budget in the amount of $1,078,932.00 ("Equity Requirement").  Otherwise, all Conditions to Initial Advance have been satisfied under the Loan Agreement.  The Equity Requirement will not be required to be deposited in the Borrower's Deposit.  Notwithstanding anything to the contrary set forth in the Loan Agreement, Bank may withhold retainage in the amount of 10% from Advances for Tenant Finish Out for a Tenant Lease until final completion of the Tenant Finish Out for such Tenant Lease but will not otherwise withhold retainage from Advances.

14.

Net Operating Income.  The Debt Coverage requirements set forth in Section 5.20 of the Loan Agreement are deleted in their entirety and the following provision is inserted in lieu thereof:

"5.20  Net Operating Income.  Borrower agrees and covenants with Bank that the 7500 Rialto Improvements and the 7000 West Improvements collectively (the "Collective Properties") are required to generate a minimum Net Operating Income (as defined below) in an amount for each of the four quarters (each such quarter being referred to herein as a "Calendar Quarter") for the calendar year 2003, as follows:

First Quarter 2003

$250,000.00

Second Quarter 2003

$250,000.00

Third Quarter 2003

$275,000.00

Fourth Quarter 2003

$275,000.00

The term "Net Operating Income" shall mean, for each applicable Calendar Quarter, the Gross Income less Operating Expenses, determined on a cash basis of accounting except as otherwise provided herein.  As used herein, the following terms shall have the respective meanings set forth below.

(a)

Gross Income.  The term "Gross Income" for each Calendar Quarter shall mean rentals, revenues and other cash forms of consideration, received by, or paid to or for the account of or for the benefit of, Borrower and 7000 West JV resulting from or attributable to the operation, leasing and occupancy of the Collective Properties, determined on a cash basis (except as specified herein), including, but not limited to, the following:

(1)

rents by any lessees or tenants of the Collective Properties actually in occupancy;

(2)

rents and receipts received by or for the benefit of Borrower with respect to the full or partial reimbursement of Operating Expenses from any lessee or tenant of the Collective Properties;

(3)

installments of proceeds received by or for the benefit of Borrower in connection with any rental loss or business interruption insurance with respect to the Collective Properties calculated on an accrual basis;

(4)

any other fees or rents collected by, for or on behalf of Borrower with respect to the leasing and operation of the Collective Properties;

(5)

any refunds of deposits for obtaining, using or maintaining utility services for all or any portion of the Collective Properties;

(6)

interest, if any, earned by Borrower on security and other type deposits of and advance rentals paid by, any lessees or tenants of the Collective Properties; and

(7)

the amount of any security and other type deposits and advance rentals relating to the Collective Properties which have been forfeited.

Notwithstanding anything included within the above definition of Gross Income, there shall be excluded from Gross Income the following:  (i) any security or other deposits of lessees and tenants, unless and until the same actually are either applied to actual rentals owed or other charges or fees or forfeited; (ii) the proceeds of any financing or refinancing with respect to all or any part of the Collective Properties; (iii) the proceeds of any sale or other capital transaction (excluding leases for occupancy purposes only) of all or any portion of the Collective Properties; (iv) any insurance or condemnation proceeds paid with respect to the Collective Properties, except for rental loss or business interruption insurance; and (v) any insurance and condemnation proceeds applied in reduction of the principal of the Note or the 7000 West Note in accordance with the terms of the Deed of Trust or the 7000 West Deed of Trust or the other Loan Documents or the 7000 West Loan Documents; provided, however, nothing set forth herein shall in any manner imply the Bank's consent to a sale, refinancing or other capital transaction.

(b)

Operating Expenses.  The term "Operating Expenses" shall mean:

(1)

As to the 7000 West Improvements and the 7500 Rialto Improvements, the greater of (a) the pro-forma expenses of $9.31 per square foot for the 7000 West Improvements and $8.05 per square foot for the 7500 Rialto Improvements (as assumed in the Appraisal dated November 27, 2002, prepared by Paul Hornsby for each of the 7500 Rialto Improvements and the 7000 West Improvements [hereinafter sometimes referred to as "Each Property"]) allocable to the applicable period, or (b) those amounts actually incurred and paid with respect to the ownership, operation, management, leasing and occupancy of the 7000 West Improvements and the 7500 Rialto Improvements, determined on a cash basis, except as otherwise specified herein, including, but not limited to, any and all of the following (but without duplication of any item) (the "Actual Expenses"):

(i)

ad valorem taxes calculated on an accrual basis (and not on the cash basis) of accounting for the Calendar Quarter; such accrual accounting for ad valorem taxes shall be based upon taxes actually assessed for the current calendar year, or if such assessment for the current calendar year has not been made, then until such assessment has been made (and with any retroactive adjustments for prior calendar months as may ultimately be needed when the actual assessments has been made) ad valorem taxes for the Calendar Quarter shall be estimated based on the last such assessment for Each Property;

(ii)

foreign, U.S., state and local sales, use or other taxes, except for taxes measured by net income;

(iii)

installments of special assessments or similar charges against Each Property calculated on an accrual basis;

(iv)

costs of utilities, air conditioning and heating for Each Property to the extent not directly paid by lessees or tenants;

(v)

maintenance and repair costs for Each Property;

(vi)

management fees provided, however, the amount of such management fees which may be charged hereunder shall not be less than the sum of four percent (4%) of the Gross Income attributable to Each Property for each applicable calendar month;

(vii)

all salaries, wages and other benefits to "on-site" employees of Each Property (excluding all salaries, wages and other benefits of officers and supervisory personnel, and other general overhead expenses of Each Property and Each Property's property manager) employed in connection with the leasing, maintenance and management of Each Property;

(viii)

insurance premiums calculated on an accrual basis (and not on the cash basis) of accounting for the Calendar Quarter; such accrual accounting for insurance premiums shall be based upon the insurance premiums for Each Property which was last billed to the owner of Each Property, adjusted to an annualized premium if necessary;

(ix)

outside accounting and audit fees and costs and administrative expenses in connection with the direct operation and management of Each Property; and

(x)

any payments, and any related interest thereon, to lessees or tenants of Each Property with respect to security deposits or other deposits required to be paid to tenants but only to the extent any such security deposits and related interest thereon have been previously included in Gross Income.

Notwithstanding anything to the contrary as being included in the definition of Operating Expenses, there shall be excluded from Operating Expenses the following:  (i) depreciation and any other non-cash deduction allowed to the owner of Each Property for income tax purposes, and (ii) costs incurred for Each Property to obtain new leases or to extend or renew existing leases; provided, however, any such costs will be reported to the Bank when incurred in addition to the Net Operating Income calculations (i.e., leasing commissions, advertising and promotion costs, costs of work performed and material provided to ready tenant space in Each Property); and (iii) debt service and other fees paid under the Loan or the loan evidenced by the 7000 West Loan Documents.

Further, in the event the Loan is extended pursuant to either the First Loan Extension or the Second Loan Extension, at Bank's discretion, the requirement for the minimum Net Operating Income will be recalculated for the twelve month period of either the First Loan Extension or the Second Loan Extension based on then current leasing activity."

15.

Acknowledgment by Borrower.  Except as otherwise specified herein, the terms and provisions hereof shall in no manner impair, limit, restrict or otherwise affect the obligations of Borrower or any Loan Party to Bank, as evidenced by the Loan Documents.  Borrower hereby acknowledges, agrees and represents that (i) Borrower is indebted to Bank pursuant to the terms of the Note as modified hereby; (ii) the liens, security interests and assignments created and evidenced by the Loan Documents are, respectively, valid and subsisting liens, security interests and assignments of the respective dignity and priority recited in the Loan Documents; (iii) there are no claims or offsets against, or defenses or counterclaims to, the terms or provisions of the Loan Documents, and the other obligations created or evidenced by the Loan Documents; (iv) Borrower has no claims, offsets, defenses or counterclaims arising from any of Bank's acts or omissions with respect to the Mortgaged Property, the Loan Documents or Bank's performance under the Loan Documents or with respect to the Mortgaged Property; (v) the representations and warranties contained in the Loan Documents are true and correct representations and warranties of Borrower, as of the date hereof; and (vi) Bank is not in default and no event has occurred which, with the passage of time, giving of notice, or both, would constitute a default by Bank of Bank's obligations under the terms and provisions of the Loan Documents.  Borrower waives, discharges, and forever releases Bank, Bank's employees, officers, directors, attorneys, stockholders, and their successors and assigns, from and of any and all claims, causes of action, allegations or assertions that Borrower has or may have had at any time up through and including the date of this Agreement, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions are known to Borrower or whether any such claims, causes of action, allegations or assertions arose as  result of Bank's actions or omissions in connection with the Loan Documents, or any amendments, extensions or modifications thereof, or Bank's administration of the debt evidenced by the Loan Documents or otherwise, INCLUDING ANY CLAIMS, CAUSES OF ACTION, ALLEGATIONS OR ASSERTIONS RESULTING FROM BANK'S OWN NEGLIGENCE, except and to the extent (but only to the extent) caused by Bank's gross negligence or willful misconduct.

16.

No Waiver of Remedies.  Except as may be expressly set forth herein, nothing contained in this Agreement shall prejudice, act as, or be deemed to be a waiver of any right or remedy available to Bank by reason of the occurrence or existence of any fact, circumstance or event constituting a default under the Note or the other Loan Documents.

17.

Joinder of Guarantor.  Of even date herewith 7000 West JV, a related party of Borrower, has executed and delivered its Guaranty, and by each Guarantor's execution hereof of its respective Guaranty, each Guarantor hereby (i) acknowledges and consents to the terms and provisions hereof; (ii) ratifies and confirms its respective Guaranty, including all interest and costs of collection, to or for the benefit of Bank; (iii) agrees that its Guaranty is and shall remain in full force and effect and that the terms and provisions of its Guaranty cover and pertain to the Loan, Note, Deed of Trust and other Loan Documents as modified hereby; (iv) acknowledges that there are no claims or offsets against, or defenses or counterclaims to, the terms and provisions of its Guaranty or the other obligations created and evidenced by its Guaranty; (v) certifies that the representations and warranties contained in its respective Guaranty are true and correct representations and warranties of said Guarantor as of the date hereof; and (vi) acknowledges that Bank has satisfied and performed its covenants and obligations under its Guaranty and the other Loan Documents, and that no action or failure to act by or on behalf of, Bank has or will give rise to any cause of action or other claim against Bank for breach of its Guaranty or other Loan Documents or otherwise.

18.

Interest Limitation.  The Note and all Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws.  If any provision hereof or of any of the other Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and shall be enforced to the greatest extent permitted by law.  It is expressly stipulated and agreed to be the intent of the holder of the Note to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the indebtedness evidenced by the Note.  If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount called for under the Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by the Note, or if Bank's exercise of the option to accelerate the maturity of the Note, or if any prepayment by Borrower or prepayment agreement results (or would, if complied with, result) in Borrower having paid, contracted for or been charged for any interest in excess of that permitted by law, then it is the express intent of Borrower and Bank that the Note and the other Loan Documents shall be limited to the extent necessary to prevent such result and all excess amounts theretofore collected by Bank shall be credited on the principal balance of the Note or, if fully paid, upon such other Indebtedness as shall then remaining outstanding (or, if the Note and all other Indebtedness have been paid in full, refunded to Borrower), and the provisions of the Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder.  All sums paid, or agreed to be paid, by Borrower for the use, forbearance, detention, taking, charging, receiving or reserving of the indebtedness of Borrower to Bank under the Note or arising under or pursuant to the other Loan Documents shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding.  To the extent federal law permits Bank to contract for, charge or receive a greater amount of interest, Bank will rely on federal law instead of the Texas Finance Code for the purpose of determining the Maximum Rate.  Additionally, to the maximum extent permitted by applicable law now or hereafter in effect, Bank may, at its option and from time to time, implement any other method of computing the Maximum Rate under the Texas Finance Code or under other applicable law, by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.  Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Bank to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

19.

Costs and Expenses.  Contemporaneously with the execution and delivery hereof, Borrower shall pay, or cause to be paid, all costs and expenses incident to the preparation, execution and recordation hereof and the consummation of the transaction contemplated hereby, including, but not limited to, recording fees, title insurance policy or endorsement premiums or other charges of the Title Company, and reasonable fees and expenses of legal counsel to Bank.

20.

Additional Documentation.  From time to time, Borrower shall execute or procure and deliver to Bank such other and further documents and instruments evidencing, securing or pertaining to the Loan or the Loan Documents as shall be reasonably requested by Bank so as to evidence or effect the terms and provisions hereof.  Upon Bank's request, Borrower shall cause to be delivered to Bank an opinion of counsel, satisfactory to Bank as to form, substance and rendering attorney, opining to (i) the validity and enforceability of this Agreement and the terms and provisions hereof, and any other agreement executed in connection with the transaction contemplated hereby; (ii) the authority of Borrower, and any constituents of Borrower, to execute, deliver and perform its or their respective obligations under the Loan Documents, as hereby modified; and (iii) such other matters as reasonably requested by Bank.

21.

Effectiveness of the Loan Documents.  Except as expressly modified by the terms and provisions hereof, each of the terms and provisions of the Loan Documents are hereby ratified and shall remain in full force and effect; provided, however, that any reference in any of the Loan Documents to the Note, the amount of the Note, any defined terms, or to any of the other Loan Documents shall be deemed, from and after the date hereof, to refer to the Note, the amount of the Note, defined terms and to such other Loan Documents, as modified hereby.

22.

Governing Law.  THE TERMS AND PROVISIONS HEREOF SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN.

23.

Time.  Time is of the essence in the performance of the covenants contained herein and in the Loan Documents.

24.

Binding Agreement.  This Agreement shall be binding upon the successors and assigns of the parties hereto; provided, however, the foregoing shall not be deemed or construed to (i) permit, sanction, authorize or condone the assignment of all or any part of the Mortgaged Property or any of Borrower's rights, titles or interests in and to the Mortgaged Property or any rights, titles or interests in and to Borrower, except as expressly authorized in the Loan Documents, or (ii) confer any right, title, benefit, cause of action or remedy upon any person or entity not a party hereto, which such party would not or did not otherwise possess.

25.

Headings.  The section headings hereof are inserted for convenience of reference only and shall in no way alter, amend, define or be used in the construction or interpretation of the text of such section.

26.

Construction.  Whenever the context hereof so requires, reference to the singular shall include the plural and likewise, the plural shall include the singular; words denoting gender shall be construed to mean the masculine, feminine or neuter, as appropriate; and specific enumeration shall not exclude the general, but shall be construed as cumulative of the general recitation.

27.

Severability.  If any clause or provision of this Agreement is or should ever be held to be illegal, invalid or unenforceable under any present or future law applicable to the terms hereof, then and in that event, it is the intention of the parties hereto that the remainder of this Agreement shall not be affected thereby, and that in lieu of each such clause or provision of this Agreement that is illegal, invalid or unenforceable, such clause or provision shall be judicially construed and interpreted to be as similar in substance and content to such illegal, invalid or unenforceable clause or provision, as the context thereof would reasonably suggest, so as to thereafter be legal, valid and enforceable.

28.

Counterparts.  To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required.  It shall not be necessary that the signature and acknowledgment of, or on behalf of, each party, or that the signature and acknowledgment of all persons required to bind any party, appear on each counterpart.  All counterparts shall collectively constitute a single instrument.  It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures and acknowledgment of, or on behalf of, each of the parties hereto.  Any signature and acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures and acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature and acknowledgment pages.

29.

FINAL AGREEMENT.  THIS AGREEMENT, THE LOAN DOCUMENTS AS MODIFIED HEREBY AND THE OTHER "LOAN AGREEMENTS" (AS SUCH TERM IS DEFINED IN SECTION 26.02(a)(2) OF THE TEXAS BUSINESS AND COMMERCE CODE, AS AMENDED) REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

30.

WAIVER OF RIGHT TO TRIAL BY JURY.  BORROWER AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE BUT THAT IT MAY BE WAIVED.  EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, KNOWINGLY AND VOLUNTARILY AND FOR THE MUTUAL BENEFIT OF ALL PARTIES WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE INDEBTEDNESS.

31.

Release.  Borrower and Bank agree and acknowledge that any request by Borrower for a release of the Mortgaged Property or the 7000 West Property from the lien of the Deed of Trust and from the Cross-Default Agreement shall be granted or denied in Bank's sole discretion.

EXECUTED as of, although not necessarily on, the day and year first above written.

BANK:

COMERICA BANK-TEXAS,
a state banking association

By:

Name:

Title:

LANTANA LANTANA OFFICE PROPERTIES I, L.P.,
a Texas limited partnership

By:

 Delaware limited liability company,

 General Partner

By:

 Properties, Inc.,

 Delaware corporation,

 Sole Member

Name:

Title:

GUARANTOR:

STRATUS PROPERTIES, INC.,
a Delaware corporation

By:

Name:

Title:

STRATUS 7000 WEST JOINT VENTURE,
a Texas joint venture

By:

Name:

Title:

By:

STRS L.L.C.,

a Delaware limited liability company,

Joint Venturer

By:

Stratus Properties Inc.,

a Delaware corporation,

Its Sole Member

By:

Name:

Title:

STATE OF TEXAS

COUNTY OF DALLAS

This instrument was ACKNOWLEDGED before me, on the _____ day of January, 2003, by ________________________________, the __________________ of COMERICA BANK-TEXAS, a state banking association, on behalf of said banking association.

[ S E A L ]

Notary Public, State of Texas
My Commission Expires:

_____________________

Printed Name of Notary Public

STATE OF TEXAS

COUNTY OF _________

This instrument was ACKNOWLEDGED before me, on the _____ day of January, 2003, by ____________________________________________________, the ________________________ of STRATUS PROPERTIES, INC., a Delaware corporation, the Sole Member of STRS L.L.C., a Delaware limited liability company, the General Partner of LANTANA OFFICE PROPERTIES I, L.P., a Texas limited partnership, on behalf of each of said entities.

[ S E A L ]

Notary Public, State of Texas
My Commission Expires:

_____________________

Printed Name of Notary Public

STATE OF TEXAS

COUNTY OF _________

This instrument was ACKNOWLEDGED before me, on the _____ day of January, 2003, by ____________________________________________________, the ________________________ of STRATUS PROPERTIES, INC., a Delaware corporation, the Sole Member of STRS L.L.C., a Delaware limited liability company, the General Partner of STRATUS 7000 WEST, LTD., a Texas limited partnership, a Joint Venturer of STRATUS 7000 WEST JOINT VENTURE, a Texas joint venture, on behalf of each of said entities.

[ S E A L ]

Notary Public, State of Texas
My Commission Expires:

_____________________

Printed Name of Notary Public

STATE OF TEXAS

COUNTY OF _________

This instrument was ACKNOWLEDGED before me, on the _____ day of January, 2003, by ____________________________________________________, the ________________________ of STRATUS PROPERTIES INC., a Delaware corporation, the Sole Member of STRS L.L.C., a Delaware limited liability company, a Joint Venturer of STRATUS 7000 WEST JOINT VENTURE, a Texas joint venture, on behalf of each of said entities.

[ S E A L ]

Notary Public, State of Texas
My Commission Expires:

_____________________

Printed Name of Notary Public